Exhibit 99.1

LifeMap Solutions Adds Chief Technology Officer to Leadership Team

Additional Experts from Partner Icahn Institute at Mount Sinai Form Science Team

ALAMEDA, Calif.--(BUSINESS WIRE)--October 1, 2014--BioTime, Inc. (NYSE MKT:BTX) and its subsidiary LifeMap Solutions, Inc., a medical technology company, today announced significant additions to the LifeMap Solutions management team. LifeMap Solutions is partnering with the Icahn Institute at Mount Sinai to create innovative mobile health (mHealth) products and services backed by big data. Today the company announced the appointment of Rafhael Cedeno as Chief Technology Officer and Head of Product, as well as the addition of Joel Dudley, PhD, Rong Chen, PhD, and Elissa Levin from the Icahn Institute as members of the LifeMap Solutions science team.

A veteran in big data and consumer technology applications, Rafhael Cedeno comes to LifeMap Solutions with significant experience at Internet and software companies, including his previous role as Vice President of Game Development for Viacom, where he oversaw the development of top-charting iOS and Android apps on the Apple App Store and Google Play, respectively, and provided technical and product direction for other projects at Viacom. Earlier in his career, Mr. Cedeno worked at such influential Internet companies as Netscape and Kontiki. As Chief Technology Officer and Head of Product, Mr. Cedeno will be responsible for overseeing all aspects of product development, including the integration of Mount Sinai’s expertise and data into LifeMap Solutions’ products.

“Adding Rafhael Cedeno to our team is a major win for us,” said LifeMap Solutions CEO Corey Bridges. “He brings to LifeMap Solutions his experience architecting and managing the development of complex technology platforms, coupled with the bold innovation he applies to product design. His history of success in the mobile space meshes perfectly with our needs.”

“This is an exciting time to work in health technology. We are living in an era characterized by an unprecedented ability to analyze enormous quantities of data from sources that weren’t easily accessible previously,” said Mr. Cedeno. “As we work alongside our partners at Mount Sinai, we are uniquely poised to make an impact in the industry.”

In addition, LifeMap Solutions today announced the names of the new members of the company’s science team from their partner, the Icahn Institute at Mount Sinai:

  Joel Dudley, PhD, Director of Biomedical Informatics
  Elissa Levin, MS, CGC, Head of Genomics and Integrative Health Innovations
  Rong Chen, PhD, Director of Clinical Genome Informatics

Eric Schadt, PhD, founding director of the Icahn Institute for Genomics and Multiscale Biology at Mount Sinai, was previously announced as the leading science advisor to LifeMap Solutions. The science team will coordinate with Mr. Cedeno to share knowledge and expertise to build mHealth products and services.

About LifeMap Solutions, Inc.

LifeMap Solutions is developing innovative mobile health technology in partnership with the Icahn Institute for Genomics and Multiscale Biology at the Icahn School of Medicine at Mount Sinai. LifeMap Solutions is a member of the BioTime family of companies (NYSE MKT: BTX) and is developing relatively near-term commercial applications of technologies generated at the Icahn School of Medicine. LifeMap Solutions is headquartered in Alameda, California. For more information, please visit www.lifemap-solutions.com.

About BioTime

BioTime is a biotechnology company engaged in research and product development in the field of regenerative medicine. Regenerative medicine refers to therapies based on stem cell technology that are designed to rebuild cell and tissue function lost due to degenerative disease or injury. BioTime’s focus is on pluripotent stem cell technology based on human embryonic stem (“hES”) cells and induced pluripotent stem (“iPS”) cells. hES and iPS cells provide a means of manufacturing every cell type in the human body and therefore show considerable promise for the development of a number of new therapeutic products. BioTime’s therapeutic and research products include a wide array of proprietary PureStem® progenitors, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (a HyStem® product) as a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications, and is planning to initiate a pivotal clinical trial around Renevia™, in 2014. In addition, BioTime has developed Hextend®, a blood plasma volume expander for use in surgery, emergency trauma treatment and other applications. Hextend® is manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ HealthCare Corporation, under exclusive licensing agreements.

BioTime is also developing stem cell and other products for research, therapeutic, and diagnostic use through its subsidiaries:

  Asterias Biotherapeutics, Inc. is developing pluripotent stem-cell based therapies in neurology and oncology, including AST-OPC1 oligodendrocyte progenitor cells in spinal cord injury, multiple sclerosis and stroke, and AST-VAC2, an allogeneic dendritic cell-based cancer vaccine. Asterias trades publicly under the symbol ASTY.
  BioTime Asia, Ltd., a Hong Kong company, may offer and sell products for research use for BioTime’s ESI BIO Division.
  Cell Cure Neurosciences Ltd. is an Israel-based biotechnology company focused on developing stem cell-based therapies for retinal and neurological disorders, including the development of retinal pigment epithelial cells for the treatment of macular degeneration, and treatments for multiple sclerosis.
  ESI BIO is the research and product marketing division of BioTime, providing stem cell researchers with products and technologies to enable them to translate their work into the clinic, including PureStem® progenitors and HyStem® hydrogels.
  LifeMap Sciences, Inc. markets, sells, and distributes GeneCards®, the leading human gene database, as part of an integrated database suite that also includes the LifeMap Discovery® database of embryonic development, stem cell research, and regenerative medicine, and MalaCards, the human disease database.
  LifeMap Solutions, Inc. is a subsidiary of LifeMap Sciences focused on developing mobile health (mHealth) products.
  OncoCyte Corporation is developing products and technologies to diagnose and treat cancer, including PanC-Dx™, with three clinical trials currently underway.
  OrthoCyte Corporation is developing therapies to treat orthopedic disorders, diseases and injuries.
  ReCyte Therapeutics, Inc. is developing therapies to treat a variety of cardiovascular and related ischemic disorders, as well as products for research using cell reprogramming technology.

BioTime stock is traded on the NYSE MKT, ticker BTX. For more information, please visit www.biotimeinc.com or connect with the company on Twitter, LinkedIn, Facebook, YouTube, and Google+.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
TriplePoint for LifeMap Solutions
lifemap@triplepointpr.com
415-955-8500
or
BioTime, Inc.
Judith Segall, 510-521-3390 ext. 301
jsegall@biotimemail.com